Exhibit 10.2
CONFIDENTIAL TREATMENT OF CERTAIN DESIGNATED PORTIONS OF THIS EXHIBIT HAS BEEN REQUESTED BY GEOEYE, INC. SUCH CONFIDENTIAL PORTIONS HAVE BEEN OMITTED, AS INDICATED BY A [*] IN THE TEXT, AND SUBMITTED TO THE COMMISSION.
Solicitation No. HM0210-09-R-0002-000004
OTFPP No. HM0210-10-9-0001
UNCLASSIFIED//FOR OFFICIAL USE ONLY
WHEN SEPARATED FROM ATTACHMENT 1

The information contained in this document must be protected in its entirety as
UNCLASSIFIED//FOR OFFICIAL USE ONLY.
Any combination of paragraphs marked “UNCLASSIFIED” must be reviewed in the event they, by compilation, disclose information at the UNCLASSIFIED//FOR OFFICIAL USE ONLY level as well.
OTHER TRANSACTION FOR PROTOTYPE PROJECT AGREEMENT
BETWEEN
GeoEye Imagery Collection Systems, Inc.
21700 Atlantic Blvd.
Dulles, Virginia 20166
AND
The United States of America
National Geospatial-Intelligence Agency
ATTN: ACR/MS-P150
12310 Sunrise Valley Drive
Reston, VA 20191-3449
(U) CONCERNING: EnhancedView Imagery Acquisition Augmentation Capacity PrototypeTechnology Development
(U) Research and Development under an Other Transaction Section 845 Prototype Project to develop increased commercial imaging capacity.
(U) Agreement No.: HM0210-10-9-0001      (To be filled in by the Government at award)
(U) Solicitation No.: HM0210-09-R-0002
(U) Authority: 10 U.S.C. 2371 and Section 845 of the 1994 National Defense Authorization Act, as amended.
(U) Item 0001, EnhancedView Imagery Acquisition Augmentation Capacity Prototype, in accordance with ARTICLES for Item 0001.

Government Fixed Share	$336,898,000
Contractor Anticipated Share/Contribution	$463,197,986

Combined Total Anticipated Amount	$800,095,986
(U) This Agreement is an “OTHER TRANSACTION FOR PROTOTYPE PROJECT” (OTFPP) Agreement entered into between the United States of America, hereinafter called the Government, represented by the National Geospatial-Intelligence Agency and GeoEye Imagery Collection Systems, Inc, hereinafter referred to as the contractor, pursuant to and under U.S. Federal Law.

FOR GeoEye Imagery Collection Systems, Inc.			FOR THE UNITED STATES OF AMERICA
Signature:	/s/ William Schuster		Signature:	[*]
Name:	William Schuster	Date 7-14-2010	Name:	[*]	Date 8/6/2010
Title:	Chief Operating Officer		Agreements Officer, NGA/ACR
UNCLASSIFIED//FOR OFFICIAL USE ONLY
WHEN SEPARATED FROM ATTACHMENT 1

[*]	CONFIDENTIAL TREATMENT REQUESTED BY GEOEYE, INC.
OTFPP Page 1 of 30

CONFIDENTIAL TREATMENT OF CERTAIN DESIGNATED PORTIONS OF THIS EXHIBIT HAS BEEN REQUESTED BY GEOEYE, INC. SUCH CONFIDENTIAL PORTIONS HAVE BEEN OMITTED, AS INDICATED BY A [*] IN THE TEXT, AND SUBMITTED TO THE COMMISSION.
OTFPP No. HM0210-10-9-0001
UNCLASSIFIED//FOR OFFICIAL USE ONLY
WHEN SEPARATED FROM ATTACHMENT 1
TABLE OF CONTENTS

ARTICLES FOR ITEM 0001	4
(U) ARTICLE I: BACKGROUND AND OBJECTIVE	4
(U) ARTICLE II: SCOPE OF THE OTFPP AGREEMENT	4
(U) ARTICLE III: PRICE SCHEDULE	4
A. (U) OTFPP Agreement Type	4
B. (U) Schedule of Items	5
(U) ARTICLE IV: TERM (PERIOD OF PERFORMANCE)	5
A. (U) Term of this OTFPP Agreement	5
B. (U) Extending the Term	5
(U) ARTICLE V: TERMINATION PROVISIONS	5
A. (U) Termination for Convenience	5
B. (U) Special Term and Condition in the Event of Termination for Convenience	5
C. (U) Termination for Cause	5
(U) ARTICLE VI: STATEMENT OF WORK	6
(U) ARTICLE VII: INVOICING AND PAYMENT INSTRUCTIONS AND DOWNWARD ADJUSTMENT TO THE GOVERNMENT’S SHARE	6
A. (U) Invoice Submittals	6
B. (U) Non-Payable and Payable Milestones	6
C. (U) Payments	7
D. (U) Downward Adjustment to the Government’s Share (Milestone #19 Payment)	8
(U) ARTICLE VIII: CHANGES	8
(U) ARTICLE IX: OTFPP AGREEMENT ADMINISTRATION	9
A. (U) Authority and Designation of an Agreements Officer’s Representative (AOR)	9
B. (U) Defense Contract Management Agency (DCMA) Administrative Contracting Officer	10
(U) ARTICLE X: KEY PERSONNEL	11
(U) ARTICLE XI: AUDIT ACCESS	11
(U) ARTICLE XII: COMPTROLLER GENERAL ACCESS TO RECORDS	12
(U) ARTICLE XIII: FLOW DOWN REQUIREMENTS FOR ACCESS TO RECORDS	12
(U) ARTICLE XIV: DISPUTES	13
(U) ARTICLE XV: INDEFEASIBLE RIGHT TO USE THE AUGMENTED CAPABILITY	14
(U) ARTICLE XVI: DATA RIGHTS	14
(U) ARTICLE XVII: TECHNICAL DATA-COMMERCIAL ITEMS	14
(U) ARTICLE XVIII: NGA: 5X52.227-9000 UNAUTHORIZED USE OF NGA NAME, SEAL, AND INITIALS (JUNE 2006)	15
(U) ARTICLE XIX: RELEASE OF INFORMATION AND NON-PUBLICITY	16
(U) ARTICLE XX: ORDER OF PRECEDENCE	16
(U) ARTICLE XXI: SECURITY REQUIREMENTS	16
A. (U) General Security Requirements	16
B. (U) Software Certification Security Requirements	17
C. (U) Consignee and Address	17
(U) ARTICLE XXII: RESERVED	17
(U) ARTICLE XXIII: PROTECTION OF CERTAIN INFORMATION FROM DISCLOSURE	17
(U) ARTICLE XXIV: AUTHORIZATION AND CONSENT	18
(U) ARTICLE XXV: EXPORT CONTROL AND ASSIGNMENT OF PERSONNEL	18
(U) ARTICLE XXVI: GOVERNMENT-FURNISHED PROPERTY	18
(U) ARTICLE XXVII: CONTRACTOR PROPERTY MANAGEMENT SYSTEM	19
A. (U) Property Management	19
B. (U) Records of Government Property	19
C. (U) Physical Inventory	19
D. (U) Flow Down of Contractor Property Management System	20
(U) ARTICLE XXVIII: WORK DELAYS	20
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[*]	CONFIDENTIAL TREATMENT REQUESTED BY GEOEYE, INC.
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CONFIDENTIAL TREATMENT OF CERTAIN DESIGNATED PORTIONS OF THIS EXHIBIT HAS BEEN REQUESTED BY GEOEYE, INC. SUCH CONFIDENTIAL PORTIONS HAVE BEEN OMITTED, AS INDICATED BY A [*] IN THE TEXT, AND SUBMITTED TO THE COMMISSION.
OTFPP No. HM0210-10-9-0001
UNCLASSIFIED//FOR OFFICIAL USE ONLY
WHEN SEPARATED FROM ATTACHMENT 1

A. (U) Excusable Delays	20
B. (U) Late Delivery	20
C. (U) Government Delay of Work	20
(U) ARTICLE XXIX: INSPECTION AND ACCEPTANCE	21
(U) ARTICLE XXX: ORGANIZATIONAL CONFLICT OF INTEREST	21
(U) ARTICLE XXXI: NGA: INTENTION TO USE CONSULTANTS (SEP 2003)	21
(U) ARTICLE XXXII: FOREIGN OWNERSHIP, CONTROL, OR INFLUENCE	22
(U) ARTICLE XXXIII: SITE VISITS AND PROGRESS REPORTS	22
(U) ARTICLE XXXIV: NOVATION/CHANGE-OF-NAME NOTIFICATION REQUIREMENT	23
(U) ARTICLE XXXV: CLEAN AIR AND WATER	23
(U) ARTICLE XXXVI: OFFICIALS NOT TO BENEFIT	23
(U) ARTICLE XXXVII: TRANSPORTATION PREFERENCES	23
(U) ARTICLE XXXVIII: INSURANCE	24
(U) ARTICLE XXXIX: NGA: 5X52.227-9001 ACTIVITIES THAT AFFECT U.S. PERSONS (DEC 2004)	24
(U) ARTICLE XL: NGA: 5X52.207-9000 DOD BASE REALIGNMENT AND CLOSURE (APR 2008)	24
(U) ARTICLE XLI: NGA: 5X52.242-9001 OBSERVANCE OF LEGAL HOLIDAYS & CLOSURE OF NGA (OCT 2008) (MODIFIED)	24
(U) ARTICLE XLII: RESERVED	25
(U) ARTICLE XLIII: TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES,
REGULATIONS OR EXECUTIVE ORDERS	25
(U) ARTICLE XLIV: NOTIFICATION OF CHANGES	26
(U) ARTICLE XLV: CENTRAL CONTRACTOR REGISTRATION (CCR)	28
(U) ARTICLE XLVI: ALTERNATE A, CENTRAL CONTRACTOR REGISTRATION	28
(U) ARTICLE XLVII: NON-DISCRIMINATION	29
(U) ARTICLE XLVIII: EXECUTION	29
(U) ARTICLE XLIX: LIMITATION OF LIABILITY	30
(U) ARTICLE L: ACCOUNTING AND APPROPRIATION DATA	30
OTFPP AGREEMENT ATTACHMENTS

Attachment	Title	Date
1	EnhancedView Imagery Acquisition Statement of Work	July 14, 2010
2	DD Form 254, DoD Contract Security Classification Specification, Revision 1	January 27, 2010
3	Government Furnished Property List (to be determined based on Offeror’s proposal)	June 25, 2010
4	Small Business Subcontracting Plan (to be provided by Offeror’s)	July 14, 2010
5	List of Data Delivered with Government Purpose Rights (to be provided by Offeror’s)	March 1, 2010
6	List of Data with Limited Rights (to be provided by Offeror’s)	March 1, 20l0
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[*]	CONFIDENTIAL TREATMENT REQUESTED BY GEOEYE, INC.
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CONFIDENTIAL TREATMENT OF CERTAIN DESIGNATED PORTIONS OF THIS EXHIBIT HAS BEEN REQUESTED BY GEOEYE, INC. SUCH CONFIDENTIAL PORTIONS HAVE BEEN OMITTED, AS INDICATED BY A [*] IN THE TEXT, AND SUBMITTED TO THE COMMISSION.
OTFPP No. HM0210-10-9-0001
UNCLASSIFIED//FOR OFFICIAL USE ONLY
WHEN SEPARATED FROM ATTACHMENT 1
ARTICLES FOR ITEM 0001

(U) ARTICLE I:	BACKGROUND AND OBJECTIVE
(U) This effort supports the EnhancedView Imagery Acquisition, which is to conduct imaging operations in support of existing and future Geospatial Intelligence (GEOINT) mission requirements for meeting national security and defense needs. The National Geospatial-Intelligence Agency (NGA) serves as GEOINT functional manager. The NGA is a Department of Defense combat support agency and National Intelligence Community agency providing imagery, imagery intelligence and geospatial information in support of national security objectives. The EnhancedView Imagery Acquisition program’s purpose is to discover, initiate, or accelerate commercially available solutions to meet U.S. Government technology needs.
(U) The objectives of this OTFPP Agreement are to carry out prototyping, demonstrations, evaluations, and development of imagery technology solutions with industry and to obtain indefeasible Government rights to use the augmented capability developed herein for the useful life of the asset (satellite) (see ARTICLE XV). The EnhancedView Imagery Acquisition undertakes a development prototyping project that will result in new or enhanced commercial imagery products where the cost of development, maintenance and benefits may be shared among a broad user community. Resulting prototypes will be subject to feasibility demonstration, test and evaluation by the Government. The Government will also conduct additional testing in an operational environment when appropriate.

(U) ARTICLE II:	SCOPE OF THE OTFPP AGREEMENT
(U) This OTFPP Agreement is an “other transaction” pursuant to 10 U.S.C. 2371 and Section 845 of the 1994 National Defense Authorization Act, as amended. The Parties agree that the primary purpose of this OTFPP Agreement is for the contractor to develop an augmentation prototype. The augmentation capability prototype includes three components.
❖	The first component is the improved technology (capability) which will provide imagery with improved resolution, agility and augmented capacity required by the US Government to satisfy mission needs;

❖	The second is the satellite, specifically the hardware and software modifications necessary to achieve the enhanced capabilities and augmented capacity required.

❖	The third is the prototype deliverable, which is the enhanced view technology demonstration model that is comprised of various models to include delivery of a set of enhanced test imagery from the new imagery satellite source.
(U) Accordingly, the contractor shall develop the prototype for weapon system-related requirements in accordance with OTFPP Agreement Attachment 1, EnhancedView Imagery Acquisition Statement of Work, and OTFPP Agreement Attachment 2, DD 254, Contract Security Classification Specification.
(U) At the conclusion of the period of performance, the contractor will deliver the Government test imagery with enhanced capability and a virtual model which allows the demonstration and evaluation of enhanced imagery capability, and provide the Government the indefeasible right to use the augmented capability developed herein for the useful life of the asset (satellite).
(U) This OTFPP Agreement is not a procurement contract or grant agreement. Accordingly, the Federal Acquisition Regulation (FAR) and Department of Defense FAR Supplement (DFARS) apply only as specifically referenced herein. In instances wherein FAR and DFARS clauses are cited herein, the terms “contract” and “contracting officer” shall be read as “OTFPP agreement” and “agreements officer.”
(U) The contractor shall provide the overarching management and evaluation in support of commercial satellite sensors developed in accordance with the EnhancedView Imagery Acquisition Statement of Work. The contractor shall furnish the necessary personnel, services, materials, equipment, and facility enhancements required to successfully field new and/or enhanced commercial imaging assets.

(U) ARTICLE III:	PRICE SCHEDULE
A. (U) OTFPP Agreement Type
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CONFIDENTIAL TREATMENT OF CERTAIN DESIGNATED PORTIONS OF THIS EXHIBIT HAS BEEN REQUESTED BY GEOEYE, INC. SUCH CONFIDENTIAL PORTIONS HAVE BEEN OMITTED, AS INDICATED BY A [*] IN THE TEXT, AND SUBMITTED TO THE COMMISSION.
OTFPP No. HM0210-10-9-0001
UNCLASSIFIED//FOR OFFICIAL USE ONLY
WHEN SEPARATED FROM ATTACHMENT 1
(U) This OTFPP Agreement is firm fixed price (FFP). The firm fixed price is subject to a downward only adjustment in accordance with ARTICLE VII, Invoicing and Payment Instructions and Downward Adjustment to the Government’s Share, Paragraph D.
B. (U) Schedule of Items
(U) On a FFP basis, the Contractor shall, in accordance with the terms and conditions set forth hereafter, perform the required effort, including research and technology development, in accordance with OTFPP Agreement Attachment 1, EnhancedView Imagery Acquisition Statement of Work (SOW) and OTFPP Agreement Attachment 2, DD 254, Contract Security Classification Specification. This OTFPP Agreement is not intended to be, nor shall it be construed as, by implication or otherwise, a partnership, a corporation, joint venture, or other business organization.

(U) ARTICLE IV:	TERM (PERIOD OF PERFORMANCE)
A. (U) Term of this OTFPP Agreement
(U) The basic term of this OTFPP Agreement shall commence upon the NGA Agreements Officer’s date of signature and shall continue until completion of all activities associated with the End-to-End Operational Readiness Review (SOW, Appendix C, Milestone # 19), which shall be not later than 30 May 2013.
B. (U) Extending the Term
(U) The Parties may extend the term of the OTFPP Agreement by mutual written agreement. Any extension shall be formalized through modification and is only effective upon execution of the agreement modification by the Agreements Officer.

(U) ARTICLE V:	TERMINATION PROVISIONS
A. (U) Termination for Convenience
     (1) (U) The Government may terminate this OTFPP Agreement, or any part thereof, for convenience at any time by providing the Contractor with written notice of termination. For example, termination for convenience may occur if funds are unavailable to continue the effort performed by the Contractor under this OTFPP Agreement.
     (2) (U) If termination under this ARTICLE occurs, the Government’s liability for termination will not exceed the Government’s share or liability under this OTFPP Agreement as set forth in the Limitation of Liability ARTICLE of this OTFPP Agreement. Additionally, the Government’s liability is limited to those funds already paid to the Contractor under Item 0001.
B. (U) Special Term and Condition in the Event of Termination for Convenience
     1. (U) In the event the Government terminates for its convenience, cancels, and/or does not fully fund Item 0001, and the Contractor proceeds with development of an augmented collection capacity, and said capacity becomes available within the term this OTFPP Agreements’ companion EnhancedView Imagery Acquisition Contract HM0210-10-C-0003 (including option periods), the augmented collection capacity asset shall become a component of the Contractor’s satellite constellation once the asset(s) successfully completes End-to-End Operational Readiness Review. (See Contract HM0210-10-C-0003, Special Contract Requirement H.26.)
     2. (U) In the event that the Government terminates for convenience under this ARTICLE, the Government’s liability is limited to those funds already paid to the Contractor under Item 0001.
C. (U) Termination for Cause
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CONFIDENTIAL TREATMENT OF CERTAIN DESIGNATED PORTIONS OF THIS EXHIBIT HAS BEEN REQUESTED BY GEOEYE, INC. SUCH CONFIDENTIAL PORTIONS HAVE BEEN OMITTED, AS INDICATED BY A [*] IN THE TEXT, AND SUBMITTED TO THE COMMISSION.
OTFPP No. HM0210-10-9-0001
UNCLASSIFIED//FOR OFFICIAL USE ONLY
WHEN SEPARATED FROM ATTACHMENT 1
     1. (U) The Government may terminate this OTFPP Agreement, or any part hereof, for cause in the event of any default by the Contractor, to include failure of the contractor to achieve the Augmentation Imagery Collection Capacity or completion of successful deployment and testing of additional satellite assets required under Item 0001 failure to make delivery of the prototype and test imagery; failure to make progress against any milestone and that failure endangers performance of or under the agreement; failure to comply with any of the terms and conditions of this OTFPP Agreement; or failure to provide the Government, upon request, with adequate assurances of future performance by the Contractor. In the event of termination for cause, the Government shall not be liable to the Contractor for any amount for supplies or services and the Contractor shall be liable to the Government for all payments paid by the Government under Item 0001. If it is determined by an applicable board of contract appeals or a court of competency that the Government improperly terminated this OTFPP Agreement for cause, such termination shall be deemed a termination for convenience. Failure of the Parties to agree to a reasonable adjustment will be resolved pursuant to the Disputes section of this OTFPP Agreement.
     2. (U) RESERVED.

(U) ARTICLE VI:	STATEMENT OF WORK
(U) The Contractor shall perform the required OTFPP Agreement effort in accordance with OTFPP Agreement Attachment 1, EnhancedView Imagery Acquisition Statement of Work.

(U) ARTICLE VII:	INVOICING AND PAYMENT INSTRUCTIONS AND DOWNWARD ADJUSTMENT TO THE GOVERNMENT’S SHARE
A. (U) Invoice Submittals
(U) Invoices shall be submitted to the Agreements Officer. Payment shall be made based on verification of completion of the payable milestones. The Agreements Officer shall ensure that all invoices are processed within 30 days of receipt or advise the Contractor why the invoice cannot be processed.
B. (U) Non-Payable and Payable Milestones
(U) Prior to payment, the Contractor shall complete, and the Government will verify, the non-payable and payable milestones below to indicate that substantive progress is being made, pursuant to the SOW.
(U) Payment Event and Amount. The milestone description/event payment amounts are as follows:

This Table is UNCLASSIFIED

Value
Milestone		%	(Government Share
#	Milestone Description/Event	Weight	only)
1	Contract Award	[*]	[*]
2	System Requirements Review	[*]	[*]
3	Preliminary Design Review (PDR) for System	[*]	[*]
4	PDR for Space Segment	[*]	[*]
5	PDR for Ground Segment	[*]	[*]
6	Critical Design Review (CDR) for System	[*]	[*]
7	CDR for Space Segment	[*]	[*]
8	CDR for Ground Segment	[*]	[*]
9	Segment Requirements Review for Launch Segment	[*]	[*]
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[*]	CONFIDENTIAL TREATMENT REQUESTED BY GEOEYE, INC.
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CONFIDENTIAL TREATMENT OF CERTAIN DESIGNATED PORTIONS OF THIS EXHIBIT HAS BEEN REQUESTED BY GEOEYE, INC. SUCH CONFIDENTIAL PORTIONS HAVE BEEN OMITTED, AS INDICATED BY A [*] IN THE TEXT, AND SUBMITTED TO THE COMMISSION.
OTFPP No. HM0210-10-9-0001
UNCLASSIFIED//FOR OFFICIAL USE ONLY
WHEN SEPARATED FROM ATTACHMENT 1

This Table is UNCLASSIFIED

Value
Milestone		%	(Government Share
#	Milestone Description/Event	Weight	only)
10	Camera Test Readiness Review (TRR)	[*]	[*]
11	Spacecraft Delivered to Integration & Test	[*]	[*]
12	Camera Delivery	[*]	[*]
13	TRR for Satellite	[*]	[*]
14	End-to-End (Ground and Space) Operational Test Review	[*]	[*]
15	Launch Segment Operational Review	[*]	[*]
16	Mission Readiness Review	[*]	[*]
17	Launch Readiness Review	[*]	[*]
18	Initial NGA On-Orbit Checkout — JITC/NIQU Testing Completion	[*]	[*]
19	Full Imagery Collection Capability Augmentation — End-to-End Operational Readiness Review (additional completion of NTO/ITF testing and imagery provider deficiency completion)	[*]	[*]

Total Government Share		100.0	$336,898,000.00

(U) The Government is only obligated to the price stated in this OTFPP Agreement. The funds for this agreement are anticipated to be made available subject to the Limitation of Liability ARTICLE of this OTFPP Agreement and subparagraph C.4 Limitation of Funds, of this ARTICLE VII. All other costs to complete this Agreement shall be borne by the Contractor.
C. (U) Payments
     1. (U) Prior to the submission of invoices to the Agreements Officer by the Contractor, the Contractor shall have and maintain an established accounting system, which complies with Generally Accepted Accounting Principles, and with the requirements of this OTFPP Agreement, and shall ensure that appropriate arrangements have been made for receiving, distributing and accounting for Federal funds. Consistent with this, an acceptable accounting system will be one in which all cash receipts and disbursements are controlled and documented properly.
     2. (U) The Contractor shall document the accomplishments of each Non-Payable Milestone and Payable Milestone in accordance with the SOW. The Contractor, at each milestone, shall provide the Agreements Officer adequate assurance that the Contractor is incurring costs in accordance with the milestone schedule in Paragraph B above.
          a) (U) For Milestones #11, the Contractor shall submit an invoice along with the Payable Milestone Report to the Agreements Officer (AO) for milestone completion certification by the NGA EnhancedView Program Manager (EVPM). After written verification of the accomplishment of the Payable Milestone is received from the EVPM, the AO will approve the invoice within approximately ten (10) calendar days of receipt of the invoice. This invoice will be certified by the AO and submitted to the Payment Office within five (5) days of approval.
          b) (U) For Milestone #19, the Contractor shall submit a Notice of Accomplishment along with the Payable Milestone Report to the AO for milestone completion certification by the NGA EVPM. After written verification of the accomplishment of the Payable Milestone is received from the EVPM, the AO will notify the Contractor within approximately ten (10) calendar days. Upon notification by the Agreements Officer that the Payable Milestone has been verified, the Contractor shall submit a report in sufficient detail to the Agreements Officer within sixty (60) days that will enable verification of actual expenditures in accordance with the requirements of Paragraph D below.
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OTFPP No. HM0210-10-9-0001
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          c) (U) Payments will be made by Defense Financial Accounting Services (DFAS), DFAS Acct. Mtn. & Control/JDAC, ATTN: DFAS-IN-FI-JAM DEP 3248, 8899 E. 56th Street, Indianapolis, IN 46249, within thirty (30) calendar days of NGA’s transmittal.
     3. (U) Payment shall be made in the amounts set forth herein, provided the Agreements Officer has verified the accomplishment of the Payable Milestones.
     4. (U) Limitation of Funds. In no case shall the Government’s financial liability exceed the liability set forth in the Limitation of Liability ARTICLE of this OTFPP Agreement. NGA’s liability to make payments to the contractor is limited to no more than those funds obligated under this OTFPP Agreement inclusive of any amendment(s) to the OTFPP Agreement. NGA may obligate funds under the OTFPP Agreement incrementally.
     5. (U) FAR 52.232-33, Payment by Electronic Funds Transfer — Central Contractor Registration (OCT 2003) (31 U.S.C. 3332) is applicable to this OTFPP Agreement.
D. (U) Downward Adjustment to the Government’s Share (Milestone #19 Payment)
     1. (U) It is estimated that the Contractor’s share shall be no less than $463,197,986.00. At award, the Government’s share will be $336,898,000.00 under the OTFPP Agreement. The Government’s share represents 42.11% of the total combined cost (the Contractor’s estimated share plus the Government’s fixed share) of $800,095,986.00. In no event shall the Government’s share be greater than the lesser of: (1) the fixed Government share dollar amount stated herein; or (2) the amount of the Government’s share when the Government’s percentage share stated herein is applied against the final cost of the effort. This limitation on the Government’s share may result in a downward only adjustment to the Government’s share.
     2. (U) The Contractor shall deliver a written report to the Agreements Officer setting forth in sufficient detail the actual expenditures incurred by the Contractor in the performance of the OTFPP Agreement. After review of the written report and mutual agreement by the Government and Contractor as to the final actual expenditures, the amount of the actual Government share will be calculated to determine any downward adjustment. This is calculated by multiplying the Government share in terms of percentage stated above, by the contractor’s actual expenditures:
          b) (U) If the actual Government share calculation results in an amount less than Government’s share stated in Paragraph D.1 above, the Contractor authorizes the Government to execute a unilateral modification to the OTFPP Agreement to reflect the lower Government share and to deobligate any excess funding. The Contractor shall submit a final Milestone #19 invoice to the AO for payment reflecting the downward adjusted amount. The invoice will be certified by the AO and submitted to the Payment Office within five (5) days of approval.
          a) (U) If no adjustment to the Milestone #19 amount is required, the Contractor shall submit its final invoice for Milestone #19 in the amount stated in Payable Milestone table above to the AO for payment. This invoice will be certified by the AO and submitted to the Payment Office within five (5) days of approval.
     3. (U) If within ninety (90) days after Government receipt of the written report the Government and Contractor are unable to reach mutual agreement as to the final actual expenditures, the Government may unilaterally establish the final Government share under this OTFPP Agreement, subject to ARTICLE XIV, Disputes.

(U) ARTICLE VIII:	CHANGES
     1. (U) During the term of the OTFPP Agreement, progress or results may indicate that a change in the OTFPP Agreement would be beneficial to program objectives. Changes may be initiated by the Government or the Contractor. Recommendations by the Contractor for changes, including justifications to support said changes will be documented and submitted by the contractor to the NGA Agreements Officer’s Representative (AOR) with a copy to the Agreements Officer. Changes to the OTFPP Agreement shall only be accepted in the form of a modification to this OTFPP Agreement signed by both parties. The Government is not obligated to pay for any change until the OTFPP Agreement is formally revised by modification to the OTFPP Agreement and signed by the Government Agreements Officer.
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OTFPP No. HM0210-10-9-0001
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     2. (U) The Government Agreements Officer may unilaterally sign modifications to the OTFPP Agreement which are minor or administrative by nature, (e.g. changes in the paying office or appropriation data, changes to Government or contractor personnel identified in the OTFPP Agreement, application of incremental funding, etc.)
     3. (U) The Government Agreements Officer will be responsible for effecting all modifications to this OTFPP Agreement.
     4. (U) Any changes made without the Government Agreements Officer’s authorization shall be made at the Contractor’s own expense.

(U) ARTICLE IX:	OTFPP AGREEMENT ADMINISTRATION
A. (U) Authority and Designation of an Agreements Officer’s Representative (AOR)
(a) (U) Authority. Performance of this OTFPP Agreement is subject to the technical guidance of the Agreements Officer or the designated representative. As used herein, “technical guidance” is restricted to scientific, engineering or other technical field-of-discipline matters directly related to the work to be performed. Such guidance may be provided for the purposes of filling in details, clarifying, interpreting or otherwise serving to accomplish the technical objectives and requirements of the OTFPP Agreement. In addition and unless specified elsewhere in this OTFPP Agreement, the authority of the designated representative is specifically limited to the technical administration of this OTFPP Agreement and the inspection work being performed to assess compliance with the scope, the Government’s estimated price share, schedule and technical requirements of the OTFPP Agreement.
(b) (U) Designation. Designation of an Agreements Officer’s Representative(s) (AOR) will be accomplished by issuance of a letter signed by the Agreements Officer. This authority cannot be re-delegated to any other person. An alternate AOR acts in behalf of the primary AOR in absence of the primary AOR and is appointed through a separate memorandum. Two copies of the letter, with reference to this ARTICLE, will be provided to the Contractor. The Contractor will acknowledge both the receipt of the designation and its understanding of the limited authority specified herein, by signing and returning a copy of the letter to the address indicated. Designation and acknowledgement may be accomplished via electronic communications.
(c) (U) Notification. The Agreements Officer is the only representative of the Government authorized to negotiate, enter into, modify or take any other action with respect to this OTFPP Agreement. Therefore, no other employee or representative of the Government has the authority to initiate a course of action which may alter the terms of this OTFPP Agreement. All revisions to specifications, requirements or informal commitments that may involve a change in the total price, scope, delivery schedule or legal aspects of this OTFPP Agreement must be accomplished supplemental agreement, to be negotiated and signed by the Agreements Officer. Should any action by Government personnel (other than the Agreements Officer) imply a commitment on the part of the Government, which would effect the terms of this OTFPP Agreement, the Contractor must notify the Agreements Officer and obtain approval prior to proceeding. Otherwise, the Contractor proceeds at its own risk.
(d) (U) Primary Responsibilities. The primary responsibilities of AORs are:
     1) (U) Technical Liaison. The AOR oversees the contractor’s technical effort to ensure that performance is in strict accordance with the terms and conditions of the OTFPP Agreement. Is the primary interface between the contractor and the agreements officer on matters pertaining to the contractor’s technical performance. Answers technical questions, furnishes technical instruction and guidance to the contractor relating to OTFPP Agreement specifications, and any other instructions of a technical nature necessary to perform the work as specified in the OTFPP Agreement. AORs are not to tell the Contractor how to perform, but only what is required of a technical nature. If doubt exists as to whether information to be furnished falls within the scope of the OTFPP Agreement, the AOR is to coordinate action with the agreements officer prior to transmitting the information to the Contractor. Promptly responds to agreements officer queries for technical information and directs the contractor to submit requests for change, deviation or waiver in writing to the agreements officer. Keeps the agreements officer informed regarding communications with the contractor in order to prevent possible misunderstandings or situations that could affect OTFPP Agreement terms and conditions and become the basis for future claims against the Government.
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     2) (U) Monitoring contractor performance. The AOR ensures delivery schedules are adhered to and provides quality assurance and provides status to the agreements officer and other program personnel to ensure compliance with the technical requirements of the OTFPP Agreement. If performance is not proceeding satisfactorily, or if problems are anticipated, promptly notifies the agreements officer and may provide a recommended technical course of correction action. Reviews and approves progress reports, technical reports, financial/management reports and other items requiring approval. Notifies the agreements officer if such reports or items should be rejected, stating the basis for rejection.
     3) (U) Technical Evaluation of Contractor Proposal. Evaluates contractor proposals for modifications and provides a written technical evaluation, to include price or cost elements, to the agreements officer.
     4) (U) Reviewing and Approving Payments and Acceptance. Reviews invoices for accuracy and appropriateness and reports any discrepancies and provides concurrence (or non-concurrence) to the Agreements Officer. Approves payments and accepts work on the appropriate forms for services performed or supplies delivered.
     5) (U) Administration of Government Property. The AOR submits to the agreements officer and property specialist a written evaluation of the disposition of any material/property furnished by the Government that is accountable to the OTFPP Agreement.
     6) (U) Security. The AOR coordinates all security requirements of the OTFPP Agreement with the contractor and the agency security office, to include DD Form 254s and contractor access to NGA networks. Ensures AIS accounts of departing NGA contractor on-site personnel are cancelled expeditiously. Keeps track of any classified documents or data provided and ensures return or destruction upon completion of the OTFPP Agreement.
     7) (U) Maintenance of Files. Keeps a file of all records related to the OTFPP Agreement to include, but not limited to, the OTFPP Agreement, e-mail correspondence, formal written correspondence, reports, receiving and acceptance reports/forms, technical evaluations, trip reports, meeting notes, status reports, past performance reports, government property reports and closeout records.
     8) (U) Administration of On-Site contractor personnel information. The AOR maintains information on contractors, prime and subs, performing on-site at NGA facilities. Coordinates with the contractors and the Human Resource Office (HD) all contractor data changes, to include arrival and departure, names, physical location(s), NGA organization code of office responsible for contractor-occupied-space, and employer name, address and phone. The AOR approves badging of contractors upon contractor completion and submittal of Contractor Data Input Record Form to HD and a standardized NGA non-disclosure statement.
(e) (U) AORs shall not direct the contractor in any manner that would be of the type of supervision or control that converts an individual who is an independent Contractor (such as a contractor employee) into a Government employee.
(f) (U) Notwithstanding the delegated duties listed herein, the AOR does not possess the authority of an agreements officer and, therefore, shall not alter the terms and conditions of the OTFPP Agreement in any way, to include any commitments or changes that will affect cost, price, quality, quantity, delivery, or any other term or condition of the OTFPP Agreement. The agreements officer is the only official with the authority to enter into or modify contractual agreements or commitments. Unauthorized acts could result in personal liability.
(g) (U) The duties and responsibilities set forth herein are not intended to be all-inclusive. The agreements officer may delegate additional functions as deemed necessary.
B. (U) Defense Contract Management Agency (DCMA) Administrative Contracting Officer
(U) The Agreements Officer(s) will retain administration responsibilities for the subject OTFPP Agreement. However, the agreements officer may decide at a later point to assign certain OTFPP Agreement administration functions to the cognizant DCMA Contract Administration Office (CAO) for the contractor. The Agreement Officer(s) assigned responsibility for this
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OTFPP Agreement will advise the contractor of any necessary instructions and procedures to be followed in dealing with any applicable Government offices.

(U) ARTICLE X:	KEY PERSONNEL
(a) (U) The contractor shall assign to perform this OTFPP Agreement those persons who are identified below or in the contractor’s proposal as key personnel. No substitutions of these key personnel shall be made except in accordance with this ARTICLE.
(b) (U) The contractor agrees that during the first 180 days of OTFPP Agreement performance, no personnel substitutions will be made unless necessitated by an individual’s sudden illness, death, or termination of employment. In any of these events, the contractor shall promptly notify the Agreements Officer and provide the information required by paragraph (d) below.
(c) (U) After the initial 180 day period, the Contractor must provide notification of the substitution prior to removing the approved key personnel from performance. All proposed substitutions/additions must be submitted, in writing, to the Agreements Officer at least 14 days (60 days if security clearances are involved) in advance of the proposed substitution and provide the information required by paragraph (d) below.
(d) (U) All notifications regarding substitutions/additions must include a detailed explanation of the circumstances necessitating the proposed substitution or addition. All proposed substitutes/additions must have the required security clearances prior to taking the position and qualifications that meet or exceed the qualifications of the person to be replaced.
(e) (U) The personnel set forth below as proposed by the contractor, or identified in the contractor’s proposal as key personnel, comprise the list of key personnel required to perform under this OTFPP Agreement. The list may be modified in accordance with the above, to substitute or add personnel:

This Table is UNCLASSIFIED
Name	Title
[*]	EnhancedView Program Manager
[*]	EnhancedView Ground Segment Development Manager
[*]	EnhancedView Space Segment Manager
[*]	Vice President Finance and Corporate Controller
[*]	Contracts Lead
[*]	EnhancedView Imaging Operations Lead
[*]	EnhancedView Tasking and Collection Lead
[*]	EnhancedView Imaging Processing, Dissemination and Distribution Lead
[*]	EnhancedView Image Quality Lead

(U) ARTICLE XI:	AUDIT ACCESS
(a) (U) At anytime before final payment made under this OTFPP Agreement, the Agreements Officer may have the Contractor’s vouchers, statements of costs, and performance reports audited. The Agreement Officer, or an authorized representative(s) of the Agreements Officer, shall have the right to examine and audit all OTFPP Agreement records and other evidence sufficient to reflect properly all costs claimed to have been incurred/expended, or anticipated to be incurred/expended directly or indirectly in performance of this OTFPP Agreement. This right of examination shall include inspection at all reasonable times of the Contractor’s facilities, or parts of them, engaged in performing this OTFPP Agreement.
(b) (U) In addition, the Agreements Officer or an authorized representative of the Agreements Officer shall have the right to examine and audit the supporting cost and performance records and materials, for the purpose of evaluating (1) the
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effectiveness of the Contractor’s policies and procedures to produce data compatible with the objectives of these reports; and (2) the data reported.
(c) (U) Availability. The Contractor shall make available at its office at all reasonable times the records, materials, and other evidence described in paragraphs (a) and (b) of this ARTICLE, for examination, audit, or reproduction, until 3 years after final payment under this OTFPP Agreement, or for any longer period required by statute or by other ARTICLES’ of this OTFPP Agreement. In addition —
     (1) (U) If this OTFPP Agreement is completely or partially terminated, the Contractor shall make available the records relating to the work terminated until 3 years after any resulting final termination settlement; and
     (2) (U) The Contractor shall make available records relating to appeals under the Disputes ARTICLE or to litigation or the settlement of claims arising under or relating to this OTFPP Agreement shall be made available until such appeals, litigation, or claims are finally resolved.
(d) (U) The Contractor shall insert a clause containing all the terms of this ARTICLE, including this paragraph (d), in all subcontracts under this OTFPP Agreement that exceed $500,000, and that are cost-reimbursement, incentive, time-and- materials, labor-hour, or price-redeterminable type or any combination of these.

(U) ARTICLE XII:	COMPTROLLER GENERAL ACCESS TO RECORDS
(a) (U) The Comptroller General of the United States, in the discretion of the Comptroller General, shall have access to and the right to examine directly relevant records of any party to the OTFPP Agreement or any entity that participates in the performance of this OTFPP Agreement that directly pertain to, and involve transactions relating to, the OTFPP Agreement prior to achievement of the End-to-End Operational Readiness Review (E2E ORR).
(b) (U) Excepted from the Comptroller General access requirement is any party to this OTFPP Agreement or any entity that participates in the performance of the OTFPP Agreement, or any subordinate element of such party or entity, that in the year prior to the date of the OTFPP Agreement, has not entered into any other contract, grant, cooperative agreement, or “other transaction” agreement that provides for audit access to its records by a government entity.
(c) (1) (U) The right provided to the Comptroller General is provided in subparagraph (b) in the case of a party to the OTFPP Agreement, any entity that participates in the performance of the OTFPP Agreement, or a subordinate element of that party or entity if the only cooperative agreements or “other transactions” that the party, entity, or subordinate element entered into with government entities in the year prior to the date of that agreement are cooperative agreements or transactions that were entered into under 10 U.S.C. 2371.
     (2) (U) The only records of a party, other entity, or subordinate element referred to in subparagraph (a) that the Comptroller General may examine in the exercise of the right referred to in that subparagraph are records of the same type as the records that the government has had the right to examine under the audit access clauses of the previous agreements or transactions referred to in such subparagraph that were entered into by that particular party, entity, or subordinate element.
(d) (U) This ARTICLE shall not be construed to require any party or entity, or any subordinate element of such party or entity that participates in the performance of the OTFPP Agreement, to create or maintain any record that is not otherwise maintained in the ordinary course of business or pursuant to a provision of law.
(e) (U) The Comptroller General shall have access to the records described in this ARTICLE until three years after the date the final payment is made by the United States under this OTFPP Agreement for the achievement of the E2E ORR.
(f) (U) The Contractor shall flow down this provision to any entity that participates in the performance of the OTFPP Agreement prior to the achievement of the E2E ORR.

(U) ARTICLE XIII:	FLOW DOWN REQUIREMENTS FOR ACCESS TO RECORDS
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(U) The contractor shall provide a statement to the Agreements Officer when a Business Unit of a subcontractor meets the conditions for use of an Independent Public Accountant (other than pursuant to the Single Audit Act) for any needed audits. The statement shall include the Business Unit’s name, address, expected value of its award, and state that the Business Unit is not currently performing on a procurement contract subject to the Cost Principles (48 CFR Part 31) and/or Cost Accounting Standards (48 CFR Chapter 99) and refuses to accept Government access to its records. When the contractor and subcontractor agree, the subcontractor may provide this statement directly to the Agreements Officer.

(U) ARTICLE XIV:	DISPUTES
1. (U) General. The Parties will communicate with one another in good faith and in a timely and cooperative manner when raising issues under this ARTICLE.
2. (U) Dispute Resolution Procedures.
     a) (U) Any disagreement, claim or dispute between NGA and the Contractor concerning questions of fact or law arising from or in connection with this OTFPP Agreement, and, whether or not involving an alleged breach of this OTFPP Agreement, may be raised only under this ARTICLE.
     b) (U) Whenever disputes, disagreements, or misunderstandings arise, the Parties shall attempt to resolve the issue(s) involved by discussion and mutual agreement as soon as practicable. In no event shall a dispute, disagreement or misunderstanding which arose more than three (3) months prior to the notification made under subparagraph 2.c) of this ARTICLE by the Contractor constitute the basis for relief under this ARTICLE unless the Director of NGA waives this requirement. In no event shall a dispute, disagreement or misunderstanding which arose more than three (3) months prior to the notification made under subparagraph 2.c) of this ARTICLE by the Government constitute the basis for relief under this ARTICLE unless the Contractor’s CEO waives this requirement.
     c) (U) Failing resolution by mutual agreement, the aggrieved Party shall document the dispute, disagreement or misunderstanding by notifying the other Party (through the Agreements Officer or Contractor, as the case may be) in writing of the relevant facts, identify unresolved issues, and specify the clarification or remedy sought. Within five (5) working days after providing notice to the other Party, the aggrieved Party may, in writing, request a joint decision by the NGA Senior Procurement Executive and senior executive appointed by the Contractor. The other Party shall submit a written position on the matter(s) in dispute within thirty (30) calendar days after being notified that a decision has been requested. The NGA Senior Procurement Executive and the Senior Executive shall conduct a review of the matter(s) in dispute and render a decision in writing within thirty (30) calendar days of receipt of such written position. Extensions may be granted. Any such joint decision is final and binding.
     d) (U) In the absence of a joint decision, upon written request to the Director of NGA, made within thirty (30) calendar days of the expiration of the time for a decision under subparagraph 2.c) above, the dispute shall be further reviewed. The Director of NGA (personally or through a designee) may elect to conduct this review jointly with a senior executive appointed by the Contractor and an independent party (agreed upon by the Director of NGA or his designee and the Contractor’s senior executive). The Director of NGA (or designee), the Contractor’s senior executive and such independent party shall constitute the review panel as permitted by law. Following the review, the panel will resolve the issue(s) and notify the Parties in writing. Such resolution, to the extent permitted by law, is not subject to further administrative review and shall be final and binding.
     e) If the review panel can not come to resolution after sixty (60) days, either party may assert a claim with the United States Court of Federal Claims.
     f) (U) This ARTICLE does not prevent the Department of Justice from electing to pursue civil or criminal remedies for procurement fraud or any other violation or infraction committed by the Contractor or any subcontractor or other participant under this OTFPP Agreement in lieu of the process under this ARTICLE.
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3. (U) Limitation of Damages. In no event will either Party be liable for claims for consequential, punitive, special and incidental damages, claims for lost profits, contingencies, or other indirect damages.

(U) ARTICLE XV:	INDEFEASIBLE RIGHT TO USE THE AUGMENTED CAPABILITY
1. (U) At the conclusion of the development and prototype efforts under this OTFPP Agreement and in consideration for the milestone payments made by the Government under this Agreement, the Contractor hereby grants the Government under this ARTICLE an exclusive, indefeasible right to use the augmented capability developed herein (and the associated ground architecture necessary for use of the augmented capability) for the useful life of the asset (satellite) developed herein at the levels delineated under this OTFPP Agreements’ companion EnhancedView Imagery Acquisition Contract HM0210-10-C- 0003, including option periods. The Contractor conveys “beneficial ownership” to the Government, although the legal title is retained by the Contractor. The Contractor and the Government agree that this right to use constitutes a property interest and is not an executory contract or a lease. The Government may exercise this right to use for any legal purpose, possesses unrestricted transfer rights, and has the right not to be disposed of this property interest except by due process of law.
2. (U) The Government assumes no liability associated with the operational use of, or maintenance of, the space (satellite) and ground segments associated with the augmented capability. All operational requirements and maintenance of the space and ground segments is the sole responsibility of the contractor.
3. (U) The indefeasible right conveyed herein by the Contractor to the Government shall extend beyond the term of this OTFPP and any successor contract(s) in perpetuity through the life of the asset.

(U) ARTICLE XVI:	DATA RIGHTS
(U) The Data rights under this Agreement shall be determined in accordance with the following DFARS clauses:
❖	(U) DFARS 252.227-7013 Rights In Technical Data—Noncommercial Items. (NOV 1995)

❖	(U) DFARS 252.227-7014 Rights In Noncommercial Computer Software And Noncommercial Computer Software Documentation. (JUN 1995)
(U) Data, non-commercial software and non-commercial computer software documentation, as defined in the DFARS clauses above, to be delivered to the Government with restricted rights are listed in Attachment in Attachment 5 and Attachment 6.

(U) ARTICLE XVII:	TECHNICAL DATA—COMMERCIAL ITEMS
This ARTICLE applies to all technical data not covered by the clause stated in Article XVI.

(a) Definitions. As used in this clause:
     (1)“Commercial item” does not include commercial computer software.
     (2) “Form, fit, and function data” means technical data that describes the required overall physical, functional, and performance characteristics (along with the qualification requirements, if applicable) of an item, component, or process to the extent necessary to permit identification of physically and functionally interchangeable items.
     (3) The term “item” includes components or processes.
     (4) “Technical data” means recorded information, regardless of the form or method of recording, of a scientific or technical nature (including computer software documentation). The term does not include computer software or data incidental to contract administration, such as financial and/or management information.
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(b) License. (1) The Government shall have the unrestricted right to use, modify, reproduce, release, perform, display, or disclose technical data, and to permit others to do so, that—
          (i) Have been provided to the Government or others without restrictions on use, modification, reproduction, release, or further disclosure other than a release or disclosure resulting from the sale, transfer, or other assignment of interest in the technical data to another party or the sale or transfer of some or all of a business entity or its assets to another party;
          (ii) Are form, fit, and function data;
          (iii) Are a correction or change to technical data furnished to the Contractor by the Government;
          (iv) Are necessary for operation, maintenance, installation, or training (other than detailed manufacturing or process data); or
          (v) Have been provided to the Government under a prior contract or licensing agreement through which the Government has acquired the rights to use, modify, reproduce, release, perform, display, or disclose the data without restrictions.
     (2) Except as provided in paragraph (b)(l) of this clause, the Government may use, modify, reproduce, release, perform, display, or disclose technical data within the Government only. The Government shall not—
          (i) Use the technical data to manufacture additional quantities of the commercial items; or
          (ii) Release, perform, display, disclose, or authorize use of the technical data outside the Government without the Contractor’s written permission unless a release, disclosure or permitted use is necessary for emergency repair or overhaul of the commercial items furnished under this contract.
(c) Additional license rights. The Contractor, its subcontractors, and suppliers are not required to provide the Government additional rights to use, modify, reproduce, release, perform, display, or disclose technical data. However, if the Government desires to obtain additional rights in technical data, the Contractor agrees to promptly enter into negotiations with the Contracting Officer to determine whether there are acceptable terms for transferring such rights. All technical data in which the Contractor has granted the Government additional rights shall be listed or described in a special license agreement made part of this contract. The license shall enumerate the additional rights granted the Government in such data.
(d) Release from liability. The Contractor agrees that the Government, and other persons to whom the Government may have released or disclosed technical data delivered or otherwise furnished under this contract, shall have no liability for any release or disclosure of technical data that are not marked to indicate that such data are licensed data subject to use, modification, reproduction, release, performance, display, or disclosure restrictions.

(U) ARTICLE XVIII:	NGA: 5X52.227-9000 UNAUTHORIZED USE OF NGA NAME, SEAL, AND INITIALS (JUNE 2006)
(a) (U) As provided in 10 U.S.C. Section 425, no person may, except with the written permission of the both the Secretary of Defense and the Director of Central Intelligence, knowingly use the words “National Geospatial-Intelligence Agency”, “National Imagery and Mapping Agency” or “Defense Mapping Agency”, the initials “NGA”, “NIMA” or “DMA”, the seal of the National Geospatial-Intelligence Agency, National Imagery and Mapping Agency, or the Defense Mapping Agency, or any colorable imitation of such words, initials, or seal in connection with any merchandise, retail product, impersonation, solicitation, or commercial activity in a manner reasonably calculated to convey the impression that such use is approved, endorsed, or authorized by both the Secretary of Defense and the Director of Central Intelligence.
(b) (U) Whenever it appears to the U. S. Attorney General that any person is engaged or about to engage in an act or practice which constitutes or will constitute conduct prohibited by paragraph (a), the Attorney General may initiate a civil proceeding in a district court of the United States to enjoin such act or practice. Such court shall proceed as soon as practicable to
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hearing and determination of such action and may, at any time before final determination, enter restraining orders or prohibitions, or take such other action as is warranted, to prevent injury to the United States, or to any person or class of persons for whose protection the action is brought.

(U) ARTICLE XIX:	RELEASE OF INFORMATION AND NON-PUBLICITY
1. (U) Public Release of Information. NGA 5X252.204-7000-90 PUBLIC RELEASE OF INFORMATION (APR 2004). Information pertaining to this OTFPP Agreement shall not be released to the public except as authorized by the Agreements Officer in accordance with DFARS 252.204-7000, Disclosure of Information. Requests for approval to release information pertaining to this OTFPP Agreement shall be submitted to the Agreements Officer by means of NGA Form 5230-1, National Geospatial-Intelligence Agency Request for Clearance for Public Release.
2. (U) Non-Publicity. The Contractor shall not use or allow to be used any aspect of this solicitation and/or OTFPP Agreement for publicity, advertisement purposes, or as a reference for new business. It is further understood that this obligation shall not expire upon completion or termination of this contract, but will continue indefinitely. The Contractor may request a waiver or release from the foregoing, but shall not deviate there from unless authorized to do so in writing by the Agreements Officer. Contractors are not required to obtain waivers when informing offices within this Agency of contracts it has performed or is in the process of performing provided there are no security restrictions. Contractors may include the requirement for security clearances up to the TS/SCI level in public employment advertisements.
3. (U) Past Performance Information - This OTFPP Agreement may be listed as a reference for past performance purposes in offers submitted to agencies and organizations within the Intelligence Community. The Contractor shall obtain Agreements Officer Approval prior to releasing any information about this OTFPP Agreement outside the Intelligence Community.

(U) ARTICLE XX:	ORDER OF PRECEDENCE
(a) (U) Any inconsistency in this OTFPP Agreement (inclusive of documents, provisions or exhibits referenced herein or attached hereto) shall be resolved by giving precedence in the following order:
(1)	(U) The OTFPP Agreement (excluding the SOW and specifications)

(2)	(U) Statement of Work, specifications, and Classified Annex

(3)	(U) Other provisions of the OTFPP Agreement when attached or incorporated by reference
(b) (U) If a conflict or inconsistency arises out of the schedule, SOW, etc. of this OTFPP Agreement, the Contractor shall notify the Agreements Officer of the conflict or inconsistency for final and unilateral resolution. Under no circumstances will such conflicts or inconsistencies result in increases to the Government’s share of the OTFPP Agreement price.

(U) ARTICLE XXI:	SECURITY REQUIREMENTS
A. (U) General Security Requirements
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     2. (U) Each OTFPP Agreement Participant that has access to classified information required in the performance of the OTFPP Agreement will comply with the DD Form 254, (Contract Security Classification Specification) provided as Attachment 2 to this OTFPP Agreement.
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     3. (U) If, subsequent to the date of this OTFPP Agreement, the security classification or security requirements under this OTFPP Agreement are changed by the Government and if the change causes an increase or decrease in security effort or conditions or otherwise affects any other terms and conditions of this OTFPP Agreement, the Parties will negotiate an equitable increase or decrease in the affected performance period amounts of this OTFPP Agreement and a revision in the affected terms and conditions of this OTFPP Agreement and this OTFPP Agreement will be modified in writing accordingly.
     4. (U) The management and technical leads for each Technology Area must be U.S. citizens and hold TS/SCI security clearances. Other personnel may require various levels of security clearances depending on the requirements of the individual task orders.
B. (U) Software Certification Security Requirements
     1. (U) The Contractor certifies that it will undertake to ensure that any software to be provided or any Government Furnished Software to be returned, under this OTFPP Agreement will be provided or returned free from computer virus, which could damage, destroy, or maliciously alter software, firmware, or hardware, or which could reveal to unauthorized persons any data or other information accessed through or processed by the software.
     2. (U) The Contractor shall immediately inform the Agreements Officer when it has a reasonable suspicion that any software provided or returned, to be provided or returned, or associated with the production may cause the harm described in paragraph 1 above.
     3. (U) If the Contractor intends to include in the delivered software any computer code not essential to the contractual requirement, this shall be explained in full detail to the Agreements Officer and Agreements Officer’s Representative.
     4. (U) The Contractor acknowledges its duty to exercise reasonable care, to include the following, in the course of performance: (a) Using on a regular basis current versions of commercially available anti-virus software to guard against computer viruses when introducing maintenance, diagnostic, or other software into computers; and (b) prohibiting the use of non-agreement related software on computers, especially from unknown or unreliable sources.
C. (U) Consignee and Address
      [*]

(U) ARTICLE XXII:	RESERVED

(U) ARTICLE XXIII:	PROTECTION OF CERTAIN INFORMATION FROM DISCLOSURE
1. (U) Certain types of information submitted to the Department of Defense in a process having the potential for award of an Other Transaction are exempt from disclosure requirements of 5 U.S.C. 552 (the Freedom of Information Act-FOIA) for a period of five years from the date the Department receives the information. Specifically, 10 U.S.C. 2371(i), as amended provides that disclosure of this type of information is not required, and may not be compelled, under FOIA during that period
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if a party submits the information in a competitive or noncompetitive process having the potential for an award of an Other Transaction. Such information includes the following: (1) a proposal, proposal abstract, and supporting documents; (2) a business plan submitted on a confidential basis; and (3) technical information submitted on a confidential basis.
2. (U) The types of information listed above may continue to be exempted, in whole or in part, from disclosure after the expiration of the five-year period if it falls within an exemption to the FOIA such as trade secrets and commercial or financial information obtained from a person and is marked privileged or confidential.
(U) ARTICLE XXIV: AUTHORIZATION AND CONSENT
(U) In accordance with the guidance set forth at FAR 27.201-1 through 27.203-1 inclusive, the following clauses are hereby incorporated by reference:
1.	(U) FAR 52.227-1, Authorization and Consent (DEC 2007) with Alternate I (APR 1984)

2.	(U) FAR 52.227-2, Notice and Assistance Regarding Patent and Copyright Infringement (DEC 2007)

3.	(U) FAR 52.227-3, Patent Indemnity (APR 1984)
(U) ARTICLE XXV: EXPORT CONTROL AND ASSIGNMENT OF PERSONNEL
(U) The Contractor shall comply with the restrictions required by Executive Order 12470, the Arms Export Control Act (Title 22, USC)(Sec 275), the International Traffic in Arms Regulation (ITAR), or DoD directive 5230.25, Withholding of Unclassified Technical Data from Public Disclosure.
(U) The Contractor shall provide the Agreements Officer the identity of foreign nationals (other than those lawfully admitted into the U.S. for permanent residence) whom the Contractor intends to use in support of this contract for Government review no less than 30 calendar days prior to their proposed start. If the contractor determines an applicable ITAR exemption requires action by the Government, including but not limited to 22 CFR 125.4(b)(l), the exemption request shall be provided with submittal of the name. Only foreign nationals approved in writing by the Agreements Officer shall be permitted to work on this contract.
(U) ARTICLE XXVI: GOVERNMENT-FURNISHED PROPERTY
     (a) (U) The Government shall deliver to the Contractor, at the time and locations stated in this OTFPP Agreement, the Government-furnished property in “as is” condition described in the Schedule or specifications. If that property is not delivered to the Contractor, the Agreements Officer shall equitably adjust affected provisions of this OTFPP Agreement-
(1)	(U) The Contractor submits a timely written request for an equitable adjustment; and

(2)	(U) The facts warrant an equitable adjustment.
     (b) (U) Title to Government-furnished property shall remain in the Government. The Contractor shall use the Government-furnished property only in connection with the performance of work under this OTFPP Agreement. The Contractor shall maintain adequate property control records in accordance with sound industrial practice and will make such records available for Government inspection at all reasonable times.
     (c) (U) Upon delivery of Government-furnished property to the Contractor, the Contractor assumes the risk and responsibility for its loss or damage, except-
(1)	(U) For reasonable wear and tear;

(2)	(U) To the extent property is consumed in performing this OTFPP Agreement; or

(3)	(U) As otherwise provided for by the provisions of this OTFPP Agreement.
     (d) (U) Upon completing this OTFPP Agreement, the Contractor shall follow the instructions of the Agreements Officer regarding the disposition of all Government-furnished property not consumed in performing this OTFPP Agreement or previously delivered to the Government. The Contractor shall prepare for shipment, deliver f.o.b. origin, or dispose of the
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Government property, as may be directed or authorized by the Agreements Officer. The net proceeds of any such disposal shall be credited to the OTFPP Agreement price or shall be paid to the Government as directed by the Agreements Officer.
     (e) (U) If this OTFPP Agreement or any portion thereof is to be performed outside the United States and its outlying areas, the words “Government” and “Government-furnished” (wherever they appear in this ARTICLE) shall be construed as “United States Government” and “United States Government-furnished,” respectively.
(U) ARTICLE XXVII: CONTRACTOR PROPERTY MANAGEMENT SYSTEM
          A. (U) Property Management
1. (U) The Contractor shall have a system to manage (control, use, preserve, protect, repair and maintain) Government property in its possession. The system shall be adequate to satisfy the requirements of this ARTICLE. In doing so, the Contractor shall initiate and maintain the processes, systems, procedures, records, and methodologies necessary for effective control of Government property, consistent with voluntary consensus standards and/or industry-leading practices and standards for Government property management except where inconsistent with law or regulation. During the period of performance, the Contractor shall disclose any significant changes to their property management system to the Property Administrator prior to implementation.
2. (U) The Contractor’s responsibility extends from the initial acquisition and receipt of property, through stewardship, custody, and use until formally relieved of responsibility by authorized means, including delivery, consumption, expending, disposition, or via a completed investigation, evaluation, and final determination for lost, damaged, destroyed, or stolen property. This requirement applies to all Government property under the Contractor’s accountability, stewardship, possession or control, including its vendors or subcontractors.
  B. (U) Records of Government Property
     1. (U) The Contractor shall create and maintain records of all Government property accountable to the OTFPP Agreement, including Government-furnished and Contractor-acquired property.
          (a) (U) Property records shall enable a complete, current, auditable record of all transactions and shall, unless otherwise approved by the Property Administrator, contain the following:
(1)	(U) The name, part number and description, manufacturer, model number, and National Stock Number (if needed for additional item identification tracking and/or disposition).

(2)	(U) Quantity received (or fabricated), issued, and balance-on-hand.

(3)	(U) Unit acquisition cost.

(4)	(U) Unique-item identifier or equivalent (if available and necessary for individual item tracking).

(5)	(U) Unit of measure.

(6)	(U) Accountable contract number or equivalent code designation.

(7)	(U) Location.

(8)	(U) Disposition.

(9)	(U) Posting reference and date of transaction.

(10)	(U) Date placed in service.
     2. (U) Federally owned equipment shall be marked, to indicate Federal ownership.
  C. (U) Physical Inventory
(U) The Contractor shall periodically perform, record, and disclose physical inventory results. A final physical inventory shall be performed upon OTFPP Agreement completion or termination. The Property Administrator may waive this final inventory requirement, depending on the circumstances (e.g., overall reliability of the Contractor’s system or the property is to be transferred to a follow-on contract).
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(U) A control system shall be in effect to insure adequate safeguards to prevent loss, damage, or theft of the property. Any loss, damage, or theft of property shall be investigated and fully documented; if the property was owned by the Government, the Contractor shall promptly notify the Agreements Officer.
  D. (U) Flow Down of Contractor Property Management System
(U) The Contractor shall include the requirements of this Article in all subcontracts under which Government property is acquired or furnished for subcontract performance.
(U) ARTICLE XXVIII: WORK DELAYS
  A. (U) Excusable Delays
     1. (U) The contractor shall not be liable because of any failure to perform this OTFPP Agreement if such failure arises from causes beyond the control and without the fault or negligence of the contractor. Examples of excusable delays are (1) acts of God or the public enemy, (2) acts of the Government in either its sovereign or contractual capacity, (3) fires, (4) floods, (5) epidemics, (6) quarantine restrictions, (7) strikes or labor disputes, (8) freight embargoes, (9) acts of terrorism and (10) unusually severe weather. Upon request of the contractor, the Agreements Officer shall ascertain the facts and extent of the failure. If the Agreements Officer determines that any failure to perform results from an excusable delay, the schedule of payable milestones and/or reporting schedule and/or delivery or performance schedule shall be revised in writing accordingly by a modification to this OTFPP Agreement.
     2. (U) In order to be excused from performance under a the Contractor shall submit, within ten (10) calendar days of the Contractor becoming aware of a qualifying event, a written notice stating a complete and detailed description of such event, the date of commencement, an estimate of the probable period of delay, and explanation indicating how such event was beyond the control of the Contractor and not due to its negligence or fault and what efforts the Contractor will make to minimize the length of delay. The Contractor shall submit within ten (10) calendar days of the end of the event a written notice stating the impact to the schedule and evidence justifying the length of the delay.
  B. (U) Late Delivery
(U) When the Contractor encounters difficulty in meeting performance requirements, it shall notify the Agreement Officer as soon as possible in writing giving pertinent details; provided, however, that this data shall be informational only in character and that this provision shall not be construed as a waiver by the Government of any delivery schedule or any rights or remedies provided by law or under this OTFPP Agreement. If the Government construes the difficulty as significantly impeding technical capability or impacting schedule, the Government may, in its sole discretion and in coordination with the Contractor, conduct its own technical review and/or offer technical assistance.
  C. (U) Government Delay of Work
(U) If the performance of all or any part of the work is delayed or interrupted (1) by an act of the Government in the administration of this OTFPP Agreement that is not expressly or impliedly authorized by this OTFPP Agreement, or (2) by a failure of the Government to act within the time specified in this OTFPP Agreement, or within a reasonable time if not specified, an adjustment may be negotiated for any increase in the price of performance of this OTFPP Agreement caused by the delay or interruption and the OTFPP Agreement shall be modified in writing accordingly. No adjustment shall be made under this ARTICLE for any delay or interruption to the extent that performance would have been delayed or interrupted by any other cause, including fault or negligence of the Contractor. Furthermore, the Contractor shall notify the Agreements Officer in writing within 10 days from which it knows or should have known of any action or inaction by the Government that the Contractor believes constitutes Government delay under this provision. Failure of the Contractor to provide such notice may result in a forfeiture of any right to adjustment to the extent that the Government is prejudiced by the lack of notice. Finally, any right to adjustment of this OTFPP Agreement is subject to the Limitation of Liability ARTICLE contained in this OTFPP Agreement.
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(U) ARTICLE XXIX: INSPECTION AND ACCEPTANCE
1. (U) The Contractor shall only tender for acceptance those items that conform to the requirements of this OTFPP Agreement. The Government reserves the right to inspect or test any supplies or services that have been tendered for acceptance. The Government may require repair or replacement of nonconforming supplies or reperformance of nonconforming services at no increase in OTFPP Agreement price. If repair/replacement or reperformance will not correct the defects or is not possible, the Government may seek an equitable price reduction or adequate consideration for acceptance of nonconforming supplies or services.
2. (U) The Government reserves the right to inspect the status of work against the mutually agreed upon milestones at any time; however, the Government agrees that the inspections will be non-intrusive. The inspections will be designed to provide the Government with insight into the Contractor’s progress against the Contractor’s proposed schedule and compliance with the terms and conditions of this OTFPP Agreement.
3. (U) The acceptance of work accomplished and/or items produced or delivered under this OTFPP Agreement shall be performed by the Government Agreements Officer, the Agreements Officer’s Representative, or the EnhancedView Program Manager.
4. (U) Inspection and acceptance of all data items shall be as specified in the data deliverable list provided in the Statement of Work, Appendix G.
(U) ARTICLE XXX: ORGANIZATIONAL CONFLICT OF INTEREST
(a) (U) The term “organizational conflict of interest” means that because of other activities or relationships with other persons, a person is unable to or potentially unable to render impartial assistance or advice to the Government, or the person’s objectivity in performing the contract work is or might be otherwise impaired, or a person has an unfair competitive advantage. The term “person” includes a business organization.
(b) (U) If the Contractor is aware of any information bearing on any existing or potential organizational conflict of interest, it shall provide a disclosure statement which describes all relevant information concerning any past, present, or planned interests bearing on whether it (including its chief executives and directors, or any proposed consultant or subcontractor) may have an existing or potential organizational conflict of interest.
(c) (U) Refer to FAR Subpart 9.5 for policies and procedures for avoiding, neutralizing, or mitigating organizational conflicts of interest.
(d) (U) If the Agreements Officer determines that a conflict exists or may occur, he shall advise the Contractor and take appropriate steps to avoid or otherwise resolve the conflict through the inclusion of a special agreement ARTICLE or other appropriate means. The terms of any special ARTICLE are subject to negotiation.
(U) ARTICLE XXXI: NGA: INTENTION TO USE CONSULTANTS (SEP 2003)
(a) (U) The government intends to use the consultant contractor(s) listed below for technical and review services during the term of this contract. Although the contractor(s) shall not have the right to provide technical direction, they may attend technical reviews, participate in technical interchange meetings, witness production, and provide test and inspection support, and other related services such as cost-risk-schedule trade-off analysis. The contractor(s) will require access to program-related facilities and documentation including administrative or business information such as cost information. The Contractor consents to said contract consultants access to such facilities and information and use of such information solely for the purpose of providing consultant services to the government under the EnhancedView Program.
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(b) (U) Contractor business or proprietary data shall not be made available to the consultant contractor(s) until a protective agreement(s) are executed between the consultant and the prime contractor and any necessary sub-contractors, and evidence of such agreement(s) is made available to the Government.
(c) (U) It is expressly understood that the operation of this ARTICLE will not be the basis for an equitable adjustment.
(d) (U) Contractors providing consulting services are:

The MITRE Corporation	The Aerospace Corporation	Booz Allen Hamilton Inc.	Acquisition Solutions Inc.
(U) ARTICLE XXXII: FOREIGN OWNERSHIP, CONTROL, OR INFLUENCE
(a) (U) Notwithstanding the provisions of Section 3 of the NISPOM, the Government intends to secure services or equipment from firms which are not under foreign ownership, control, or influence (FOCI) or where any FOCI may, in the opinion of the Government, adversely impact on security requirements. Notwithstanding the limitation on contracting with an Offeror under FOCI, the Government reserves the right to enter into agreements with such Offerors under appropriate arrangements, when it determines that such agreements will be in the best interest of the Government.
(b) (U) Accordingly, all Offerors responding to this solicitation or initiating performance of an agreement are required to submit a Standard Form (SF) 328, Certificate Pertaining to Foreign Interests (or update a previously submitted SF 328), and a Key Management Personnel List (KMPL) with their proposal or prior to agreement performance, as appropriate. All SF 328s and KMPLs shall be executed at the parent level of an organization. However, the Government reserves the right to request a separate SF 328 and KMPL at the level of the company negotiating an agreement with the Government, when desired. Offerors are also required to request, collect, and forward to the Government the SF 328 from all Subcontractors undertaking classified work under the Offeror’s direction and control. Offerors are responsible for the thoroughness and completeness of each Subcontractor’s SF 328 submission. SF 328 entries should specify, where necessary, the identity, nature, degree, and impact of any FOCI on their organization or activities, or the organization or activities of a subcontractor. Additionally, a KMPL must be submitted with each SF 328, which identifies senior management, by name, position, social security number, date/place of birth, and citizenship status.
(c) (U) The Contractor shall, in any case in which it believes that foreign influence exists or is being sought over its affairs, or the affairs of any Subcontractor, promptly notify the Agreements Officer of all the pertinent facts, even if such influence is not exerted to the degree specified in the NISPOM.
(d) (U) The Contractor shall provide an updated SF 328 and KMPL no later than five years from the date as certified on the last submitted SF 328. The Contractor shall also promptly disclose to the Agreements Officer any information pertaining to any interest of a FOCI nature in the Contractor or Subcontractor that has developed at any time during the OTFPP Agreement’s duration or has subsequently come to the Contractor’s attention. An updated SF 328 is required of the Contractor or any Subcontractor whenever there is a change in response to any of the 10 questions on the SF 328.
(e) (U) The Contractor is responsible for initiating the submission of the SF 328 and KMPL for all Subcontractors undertaking classified work during the entire period of performance of the OTFPP Agreement.
(U) ARTICLE XXXIII: SITE VISITS AND PROGRESS REPORTS
(U) The Contractor shall accommodate and coordinate periodic NGA site visits to all facilities and business activities significantly involved in the research, design, development, integration, and testing of the imaging system and components. The Contractor shall report on progress made towards project schedule milestones at each Program Management Review and describe problems and issues (business, technical, managerial, or fiscal) that have impacted or potentially could impact adherence to the schedule/capability/business plan, etc, in accordance with OTFPP Agreement Attachment 1, EnhancedView Imagery Acquisition Statement of Work.
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(U) ARTICLE XXXIV: NOVATION/CHANGE-OF-NAME NOTIFICATION REQUIREMENT
(a) (U) For the purposes of this OTFPP Agreement, any transfer of all or substantially all of the Contractor’s assets to a third party, or change to the Contractor’s name will be processed in a centralized manner. The Contractor shall notify the Agreements Officer of any such proposed change.
(b) (U) The Contractor shall provide written notification to the Agreements Officer within (30) thirty days of any aforementioned changes. Along with details of the change, the notification shall provide a point of contact name, title, clearance level, and phone and fax numbers.
(c) (U) After receiving this notification, the Contractor designee will receive a letter with instructions to assist in the preparation of the novation/change-of-name package. This Agency will typically recognize Other Government Agency (OGA) Agreements; however, we have unique security requirements that must be addressed prior to formally accepting these agreements.
(d) (U) The Contractor is reminded that it must continue to invoice under its former name on existing agreements until this Agency accepts your novation and/or change-of-name agreement by issuance of a letter recognizing the agreement. In addition, the Contractor is NOT authorized to request changes to its banking information to recognize a successor company on existing agreements until this Agency accepts the Contractor’s novation and/or change-of-name agreement. Any delays in submitting the required information may impact the Contractor’s ability to invoice.
(e) (U) A submission of a novation or name change agreement does not guarantee approval by this organization and if a change is deemed unacceptable, the Contractor will remain under contractual obligation to perform. The OTFPP Agreement may be terminated for reasons of default should the Contractor not perform.
(U) ARTICLE XXXV: CLEAN AIR AND WATER
(a) (U) The Contractor shall comply with the applicable provisions of the Clean Air Act (42 U.S.C. 7401 et seq.), as amended and the Clean Water Act (33 U.S.C. 1251 et seq.), as implemented by Executive Order No. 11738 (3 CFR, 1971-1975 Comp. P799), and the related regulations of the Environmental Protection Agency (EPA) (40 CFR part 15). Said regulations, Executive Order, and Acts are incorporated in this OTFPP Agreement by reference.
(b) (U) The Contractor further agrees that it will not use any facility on the EPA’s List of Violating Facilities in performing any award that is nonexempt under 40 CFR 15.5, as long as the facility remains on the list. If, in performing this OTFPP Agreement, the Contractor intends to use a facility that is on the List of Violating Facilities, or that the Contractor knows has been recommended to be placed on the List of Violating Facilities, the Contractor shall notify the Agreements Officer.
(U) ARTICLE XXXVI: OFFICIALS NOT TO BENEFIT
(U) No member of or delegate to Congress, or resident commissioner, shall be admitted to any share or part of this OTFPP Agreement, or to any benefit arising from it, in accordance with 41 U.S.C. 22.
(U) This OTFPP Agreement shall be treated as a Federal agency procurement for the purposes of Section 27 of the Office of Federal Procurement Policy Act (41 U.S.C. 423).
(U) ARTICLE XXXVII: TRANSPORTATION PREFERENCES
(a) (U) U.S. Flag Carriers. Travel supported by U.S. Government funds under this OTFPP Agreement shall use U.S. flag air carriers (air carriers holding certificates under 49 U.S.C. 41102) for international air transportation of people and property to the extent that such service is available, in accordance with the International Air Transportation Fair Competitive Practices Act of 1974 (49 U.S.C. 40118) and the interpretative guidelines issued by the Comptroller General of the United States in the March 31, 1981 amendment to Comptroller General’s Decision B-0138942. Such Act and guidelines are incorporated in this OTFPP Agreement by reference.
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(b) (U) Cargo Preference. The Contractor agrees that it will comply with the Cargo Preference Act of 1954 (46 U.S.C. 1241), as implemented by Department of Transportation regulations at 46 CFR 381.7 which require that at least 50 percent of equipment, materials, or commodities procure or otherwise obtained with U.S. Government funds under this OTFPP Agreement, and which may be transported by ocean vessel, shall be transported on privately owned U.S.-flag commercial vessels, if available.
(c) (U) Lower Tier OTFPP Agreements or Subcontracts. The Contractor shall flow-down this ARTICLE in all lower tier agreements or subcontracts, regardless of tier, under this OTFPP Agreement.
(U) ARTICLE XXXVIII: INSURANCE
(U) Pursuant to FAR 28.306 “Insurance — under fixed-price contracts”, the contractor shall acquire and maintain during the entire performance period of this contract, insurance of at least the following kinds and minimum amounts as set forth below:
(a) (U) Workman’s Compensation and Employer’s Liability Insurance: In accordance with amounts specified by the laws of the state in which the work is to be performed under this contract. In the absence of such state laws, an amount of $100,000 shall be required and maintained.
(b) (U) General Liability Insurance: Bodily injury liability in the minimum amount of $500,000 per occurrence.
(c) (U) Automobile Liability Insurance: In the amounts of at least $200,000 per person and $500,000 per occurrence for bodily injury and $20,000 per occurrence for property damage.
(d) (U) Aircraft public and passenger liability when aircraft are used in connection with performing the contract: $200,000 per person and $500,000 per occurrence for bodily injury other than passenger liability, and $200,000 per occurrence for property damage. Coverage for passenger liability and bodily injury shall be $200,000 multiplied by the number of seats or passengers, whichever is greater.
(U) Execution of this proposal/ OTFPP Agreement shall constitute certification that the contractor is in compliance with all contractual requirements and any applicable State or Federal laws with respect to insurance requirements.
(U) ARTICLE XXXIX: NGA: 5X52.227-9001 ACTIVITIES THAT AFFECT U.S. PERSONS (DEC 2004)
(U) This OTFPP Agreement is sponsored by the National Geospatial-Intelligence Agency. All work and services to be performed hereunder shall be in strict compliance with procedures set forth in DoD 5240.1-R.
(U) ARTICLE XL: NGA: 5X52.207-9000 DOD BASE REALIGNMENT AND CLOSURE (APR 2008)
(U) While NGA continues to transform its processes and systems for the geospatial intelligence (GEOINT) mission, the Agency will soon begin an even more visible change: consolidating its Eastern facilities. In accordance with the Department of Defense Base Realignment and Closure (BRAC) actions that became law in November 2005, NGA will consolidate Eastern operations in the Springfield, Virginia area on Fort Belvoir North Area by September 15, 2011. As NGA moves to this New Campus East, it will close its primary sites in Bethesda, Reston, and the Washington Navy Yard, in addition to relocating smaller NGA functions.
(U) ARTICLE XLI: NGA: 5X52.242-9001 OBSERVANCE OF LEGAL HOLIDAYS & CLOSURE OF NGA (OCT 2008) (MODIFIED)
(a) (U) The National Geospatial-Intelligence Agency observes the following days as Federal holidays
This Table is UNCLASSIFIED

New Year’s Day	January 1st
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Martin Luther King’s Birthday	3rd Monday in January
Presidents Day	3rd Monday in February
Memorial Day	Last Monday in May
Independence Day	July 4th
Labor Day	1st Monday in September
Columbus Day	2nd Monday in October
Veterans Day	November 11th
Thanksgiving Day	4th Thursday in November
Christmas Day	December 25th
Inauguration Day (Washington DC Metropolitan Area only)	January 20th after each leap year
(U) Any other day designated by Federal law, Executive Order, or Presidential Proclamation.
(b) (U) When any such day falls on a Saturday or Sunday, the following Monday is observed. Observance of such days by Government personnel shall not be cause for additional period of performance or entitlement to compensation except as set forth in the contract. If the contractor’s personnel work on a holiday, no form of holiday or other premium compensation will be reimbursed either as a direct or indirect cost, unless authorized pursuant to an overtime ARTICLE elsewhere in the contract.
(c) (U) NGA may close a facility for all or a portion of a business day as a result of
1)	(U) Granting administrative leave to non-essential NGA personnel (e.g., unanticipated holiday);

2)	(U) Inclement weather;

3)	(U) Failure of Congress to appropriate operation funds;

4)	(U) Continuity of Operations (COOP) training exercises;

5)	(U) Or any other reason deemed appropriate by the D/NGA.
(d) (U) In such cases, contractor personnel not classified as essential under the OTFPP Agreement (i.e., not performing critical round-the-clock services/tasks or who are not already on duty at the facility), shall not report to the facility. Contractor personnel already present shall be requested to leave the facility.
(e) (U) Performance of round-the-clock operations: At the direction of the Agreements Officer; the contractor agrees to continue to provide sufficient personnel to meet requirements of critical tasks already in operation, or scheduled for performance during the period in which NGA employees are dismissed or the facility has been closed prior to the commencement of normal operations. Contractor personnel should contact their respective home offices to determine their company’s respective policies on charging contracts during unscheduled closures.
(U) ARTICLE XLII: RESERVED
(U) ARTICLE XLIII: TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES, REGULATIONS OR EXECUTIVE ORDERS
(a) (U) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this OTFPP Agreement by reference, to implement provisions of law, regulation or Executive orders:
1.	(U) FAR 52.203-13, Contractor Code of Business Ethics and Conduct (APR 2010)(Pub. L. 110-252, Title VI, Chapter 1 (41 U.S.C. 251 note)).

2.	(U) FAR 52.203-6, Restrictions on Subcontractor Sales to the Government (SEP 2006), with Alternate I (OCT 1995) (41 U.S.C. 253g and 10 U.S.C. 2402).

3.	(U) FAR 52.219-8, Utilization of Small Business Concerns (MAY 2004) (15 U.S.C. 637 (d)(2) and (3)).
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4.	(U) FAR 52.219-9, Small Business Subcontracting Plan (DEVIATION). (OTFPP Agreement Attachment 4)

5.	(U) FAR 52.222-21, Prohibition of Segregated Facilities (FEB 1999).

6.	(U) FAR 52.222-26, Equal Opportunity (MAR 2007) (E.O. 11246).

7.	(U) FAR 52.222-3, Convict Labor (JUN 2003) (E.O. 11755).

8.	(U) FAR 52.225-13, Restrictions on Certain Foreign Purchases (JUN 2008) (E.O.’s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).

9.	(U) FAR 52.233-3, Protest After Award (AUG 1996) (31 U.S.C. 3553).

10.	(U) FAR 52.233-4, Applicable Law for Breach of Contract Claim (OCT 2004) (Pub. L. 108-77, 108-78).

11.	(U) FAR 52.239-1, Privacy or Security Safeguards (AUG 1996) (5 U.S.C. 552a).

12.	(U) FAR 52.244-6, Subcontracts For Commercial Items. (APR 2010)
(b) (U) The Contractor shall comply with the following Defense FAR Supplement clauses, which are incorporated in this OTFPP Agreement by reference, to implement provisions of law, regulation or Executive orders:
1.	(U) DFARS 252.203-7000, Requirements Relating to Compensation of Former DoD Officials (JAN 2009) (Section 847 of Pub. L. 110-181).

2.	(U) DFARS 252.219-7003, Small Business Subcontracting Plan (DoD Contracts)(DEVIATION) (OTFPP Agreement Attachment 4)

3.	(U) DFARS 252.219-7004, Small Business Subcontracting Plan (Test Program) (OTFPP Agreement Attachment 4)

4.	(U) DFARS 252.225-7012, Preference for Certain Domestic Commodities (DEC 2008) (10 U.S.C. 2533a).

5.	(U) DFARS 252.225-7021, Trade Agreements (NOV 2008) (19 U.S.C. 2501-2518 and 19 U.S.C. 3301 note).

6.	(U) DFARS 252.243-7002, Requests for Equitable Adjustment (MAR 1998) (10 U.S.C. 2410).
(U) ARTICLE XLIV: NOTIFICATION OF CHANGES
(a) (U) Definitions. “Contracting Officer,” as used in this clause, means Agreements Officer and does not include any representative of the Contracting Officer.
(U) “Specifically Authorized Representative (SAR),” as used in this clause, means any person the Contracting Officer has so designated by written notice (a copy of which shall be provided to the Contractor) which shall refer to this paragraph and shall be issued to the designated representative before the SAR exercises such authority.
(b) (U) Notice. The primary purpose of this clause is to obtain prompt reporting of Government conduct that the Contractor considers to constitute a change to this contract. Except for changes identified as such in writing and signed by the Contracting Officer, the Contractor shall notify the Administrative Contracting Officer in writing promptly, within 7 calendar days (with a copy to the COR) (to be negotiated) calendar days from the date that the Contractor identifies any Government conduct (including actions, inactions, and written or oral communications) that the Contractor regards as a change to the contract terms and conditions. On the basis of the most accurate information available to the Contractor, the notice shall state
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     (1) (U) The date, nature, and circumstances of the conduct regarded as a change;
     (2) (U) The name, function, and activity of each Government individual and Contractor official or employee involved in or knowledgeable about such conduct;
     (3) (U) The identification of any documents and the substance of any oral communication involved in such conduct;
     (4) (U) In the instance of alleged acceleration of scheduled performance or delivery, the basis upon which it arose;
     (5) (U) The particular elements of contract performance for which the Contractor may seek an equitable adjustment under this clause, including -
               (i) (U) What contract line items have been or may be affected by the alleged change;
               (ii) (U) What labor or materials or both have been or may be added, deleted, or wasted by the alleged change;
               (iii) (U) To the extent practicable, what delay and disruption in the manner and sequence of performance and effect on continued performance have been or may be caused by the alleged change;
               (iv) (U) What adjustments to contract price, delivery schedule, and other provisions affected by the alleged change are estimated; and
     (6) (U) The Contractor’s estimate of the time by which the Government must respond to the Contractor’s notice to minimize cost, delay or disruption of performance.
(c) (U) Continued performance. Following submission of the notice required by paragraph (b) of this clause, the Contractor shall diligently continue performance of this contract to the maximum extent possible in accordance with its terms and conditions as construed by the Contractor, unless the notice reports a direction of the Contracting Officer or a communication from a SAR of the Contracting Officer, in either of which events the Contractor shall continue performance; provided, however, that if the Contractor regards the direction or communication as a change as described in paragraph (b) of this clause, notice shall be given in the manner provided. All directions, communications, interpretations, orders and similar actions of the SAR shall be reduced to writing promptly and copies furnished to the Contractor and to the Contracting Officer. The Contracting Officer shall promptly countermand any action which exceeds the authority of the SAR.
(d) (U) Government response. The Contracting Officer shall promptly, within sixty (60) calendar days after receipt of notice, respond to the notice in writing. In responding, the Contracting Officer shall either -
     (1) (U) Confirm that the conduct of which the Contractor gave notice constitutes a change and when necessary direct the mode of further performance;
     (2) (U) Countermand any communication regarded as a change;
     (3) (U) Deny that the conduct of which the Contractor gave notice constitutes a change and when necessary direct the mode of further performance; or
     (4) (U) In the event the Contractor’s notice information is inadequate to make a decision under paragraphs (d)(l), (2), or (3) of this clause, advise the Contractor what additional information is required, and establish the date by which it should be furnished and the date thereafter by which the Government will respond.
(e) (U) Equitable adjustments. (1) If the Contracting Officer confirms that Government conduct effected a change as alleged by the Contractor, and the conduct causes an increase or decrease in the Contractor’s cost of, or the time required for, performance of any part of the work under this contract, whether changed or not changed by such conduct, an equitable adjustment shall be made -
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               (i) (U) In the contract price or delivery schedule or both; and
               (ii) (U) In such other provisions of the contract as may be affected.
     (2) (U) The contract shall be modified in writing accordingly. In the case of drawings, designs or specifications which are defective and for which the Government is responsible, the equitable adjustment shall include the cost and time extension for delay reasonably incurred by the Contractor in attempting to comply with the defective drawings, designs or specifications before the Contractor identified, or reasonably should have identified, such defect. When the cost of property made obsolete or excess as a result of a change confirmed by the Contracting Officer under this clause is included in the equitable adjustment, the Contracting Officer shall have the right to prescribe the manner of disposition of the property. The equitable adjustment shall not include increased costs or time extensions for delay resulting from the Contractor’s failure to provide notice or to continue performance as provided, respectively, in paragraphs (b) and (c) of this clause.
(U) Note: The phrases “contract price” and “cost” wherever they appear in the clause, may be appropriately modified to apply to cost-reimbursement or incentive contracts, or to combinations thereof.
(U) ARTICLE XLV: CENTRAL CONTRACTOR REGISTRATION (CCR)
     (1) (U) Unless exempted by an addendum to this OTFPP Agreement, the Contractor is responsible during performance and through final payment of any contract for the accuracy and completeness of the data within the CCR database, and for any liability resulting from the Government’s reliance on inaccurate or incomplete data. To remain registered in the CCR database after the initial registration, the Contractor is required to review and update on an annual basis from the date of initial registration or subsequent updates its information in the CCR database to ensure it is current, accurate and complete. Updating information in the CCR does not alter the terms and conditions of this OTFPP Agreement and is not a substitute for a properly executed contractual document.
     (2)(i) (U) If a Contractor has legally changed its business name, “doing business as” name, or division name (whichever is shown on the OTFPP Agreement), or has transferred the assets used in performing the OTFPP Agreement, but has not completed the necessary requirements regarding novation and change-of-name agreements in FAR subpart 42.12, the Contractor shall provide the responsible Agreements Officer a minimum of one business day’s written notification of its intention to (A) change the name in the CCR database; (B) comply with the requirements of subpart 42.12; and (C) agree in writing to the timeline and procedures specified by the responsible Agreements Officer. The Contractor must provide with the notification sufficient documentation to support the legally changed name.
               (ii) (U) If the Contractor fails to comply with the requirements of paragraph (2)(i) of this ARTICLE, or fails to perform the agreement at paragraph (2)(i)(C) of this ARTICLE, and, in the absence of a properly executed novation or change-of-name agreement, the CCR information that shows the Contractor to be other than the Contractor indicated in the Agreement will be considered to be incorrect information within the meaning of the “Suspension of Payment” paragraph of the electronic funds transfer (EFT) ARTICLE of this Agreement (FAR 52.232-33, Payment by Electronic Funds Transfer - Central Contractor Registration (OCT 2003) (31 U.S.C. 3332)).
     (3) (U) The Contractor shall not change the name or address for EFT payments or manual payments, as appropriate, in the CCR record to reflect an assignee for the purpose of assignment of claims (see Subpart 32.8, Assignment of Claims). Assignees shall be separately registered in the CCR database. Information provided to the Contractor’s CCR record that indicates payments, including those made by EFT, to an ultimate recipient other than that Contractor will be considered to be incorrect information within the meaning of the “Suspension of payment” paragraph of the EFT ARTICLE of this contract.
     (4) (U) Offerors and Contractors may obtain information on registration and annual confirmation requirements via the internet at http://www.ccr.gov or by calling 1-888-227-2423 or 269-961-5757.
(U) ARTICLE XLVI: ALTERNATE A, CENTRAL CONTRACTOR REGISTRATION
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(a) (U) Definitions. As used in this clause—
(U) “Central Contractor Registration (CCR) database” means the primary Government repository for contractor information required for the conduct of business with the Government.
(U) “Commercial and Government Entity (CAGE) code” means—
     (1) (U) A code assigned by the Defense Logistics Information Service (DLIS) to identify a commercial or Government entity; or
     (2) (U) A code assigned by a member of the North Atlantic Treaty Organization that DLIS records and maintains in the CAGE master file. This type of code is known as an “NCAGE code.”
(U) “Data Universal Numbering System (DUNS) number” means the 9-digit number assigned by Dun and Bradstreet, Inc. (D&B) to identify unique business entities.
(U) Data Universal Numbering System +4 (DUNS+4) number” means the DUNS number assigned by D&B plus a 4-character suffix that may be assigned by a business concern. (D&B has no affiliation with this 4-character suffix.) This 4-character suffix may be assigned at the discretion of the business concern to establish additional CCR records for identifying alternative Electronic Funds Transfer (EFT) accounts (see Subpart 32.11 of the Federal Acquisition Regulation) for the same parent concern.
(U) “Registered in the CCR database” means that—
     (1) (U) The Contractor has entered all mandatory information, including the DUNS number or the DUNS+4 number, into the CCR database;
     (2) (U) The Contractor’s CAGE code is in the CCR database; and
     (3) (U) The Government has validated all mandatory data fields, to include validation of the Taxpayer Identification Number (TIN) with the Internal Revenue Service, and has marked the records “Active.” The Contractor will be required to provide consent for TIN validation to the Government as part of the CCR registration process.
(U) ARTICLE XLVII: NON-DISCRIMINATION
(U) By signing or accepting funds under this OTFPP Agreement, the Contractor assures that it will comply with applicable provisions of the following national policies prohibiting discrimination. The Contractor will flow-down this provision in all subcontracts and other agreements to entities participating in the effort performed under this OTFPP Agreement.
(a)	(U) Title VI of the Civil Rights Act of 1964, as amended, (42 U.S.C. 2000d, et seq.) as implemented by DoD Regulations at 32 CFR part 195. Said Act, as amended, and regulations are incorporated in this OTFPP Agreement by reference.

(b)	(U) Title IX of the Education Amendments of 1972 (20 U.S.C. 1681, et seq.) (Universities only). Said Amendments are incorporated in this OTFPP Agreement by reference;

(c)	(U) Age Discrimination Act of 1975 (42 U.S.C. 6101, et seq.), as implemented by Department of Health and Human Services regulations at 45 CFR Part 90. Said Act and amendments are incorporated in this OTFPP Agreement by reference;

(d)	(U) Rehabilitation Act of 1973 (29 U.S.C. 794) as implemented by Department of Justice regulations at 28 CFR part 41 and DoD regulations at 32 CFR part 56. Said Act and amendments are incorporated in this OTFPP Agreement by reference.
(U) ARTICLE XLVIII: EXECUTION
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(U) This OTFPP Agreement, inclusive of Articles and attachments herein, constitutes the entire Agreement of the Parties and supersedes all prior and contemporaneous Agreements, understandings, negotiations and discussions among the Parties, whether oral or written, with respect to the subject matter hereof. This OTFPP Agreement or modifications thereto, may be revised only by written consent of the contractor and the NGA Agreements Officer. This OTFPP Agreement, or modifications thereto, may be executed in counterparts each of which will be deemed as original, but all of which taken together will constitute one and the same instrument.
(U) ARTICLE XLIX: LIMITATION OF LIABILITY
(a) (U) The government’s monetary liability under this OTFPP Agreement at any point in time shall not exceed the government funds obligated under this OTFPP Agreement minus the government funds already paid to the contractor pursuant to this OTFPP Agreement.
(b) (U) The total funding amount obligated and available for payment under this OTFPP Agreement is set forth in the ARTICLE entitled Accounting and Appropriation Data. The total anticipated funding for the performance of this OTFPP Agreement is not presently available. It is anticipated that from time to time additional funds will become available and obligated under this OTFPP Agreement until the total funding is available and obligated. The Government’s obligation for performance of this OTFPP Agreement beyond the amount obligated is contingent upon the availability of appropriated funds from which payment for agreement purposes can be made; as such, there is no guarantee that any additional Government funds, other than those currently obligated under this OTFPP Agreement, shall ever become available for the entire effort contemplated by this OTFPP Agreement. If additional funds become available, the Government has no additional liability under this OTFPP Agreement unless the Agreements Officer in writing notifies the Contractor of the availability of the additional funds and modifies the OTFPP Agreement to expressly obligate the additional funds.
(c) (U) The Contractor shall have no obligation to perform under this OTFPP Agreement beyond the milestones/deliverables covered by the Government’s obligated funding.
d) (U) The provisions of this ARTICLE with respect to termination shall in no way be deemed to limit the rights of the Government under the Termination for Cause ARTICLE of this OTFPP Agreement.
(e) (U) Nothing in this ARTICLE shall affect the right of the Government to terminate this OTFPP Agreement pursuant to the Termination for Convenience ARTICLE of this OTFPP Agreement.
(U) ARTICLE L: ACCOUNTING AND APPROPRIATION DATA
(U) In accordance with DFARS 204.7107, the following instructions are provided for payment of Item(s) with multiple lines of accounting: FROM THE OLDEST LINES OF ACCOUNTING FIRST.
This Table is UNCLASSIFIED

			Obligated	Cumulative
Action	Item	Fund Cite	Funding	Total
Award	0001	9700400.4802 8E0 85CR P533XX SU8888 588ST 35102B 880300	$72,000,000.00	$72,000,000.00
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